UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2007

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

During its meeting held on July 16, 2007, and confirmed and approved at its meeting held on July 18, 2007, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Digene Corporation (the "Company") made determinations with respect to the discretionary cash bonuses to be awarded to the executive officers of the Company in connection with the completion of its fiscal year ended June 30, 2007 (fiscal 2007). The bonus awarded to Daryl Faulkner, the President and Chief Executive Officer of the Company, was recommended by the Committee and approved by the independent members of the Board at its meeting held on July 19, 2007.

The Committee determined the amount of discretionary bonuses payable to the executive officers of the Company based on the Company’s and such officers’ performance during fiscal 2007. The executive officers of the Company will each receive the following fiscal 2007 bonus payable in cash not later than September 14, 2007. The bonuses may be paid earlier if the pending acquisition transaction between the Company and QIAGEN N.V. is consummated prior to such date.

Executive Officers:

Daryl Faulkner, $350,000
James Godsey, $210,000
Robert Lilley, $250,000
Belinda Patrick, $205,000
Joseph Slattery, $225,000
C. Douglas White, $205,000
Donna Marie Seyfried, $165,000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

July 23, 2007	By:	/s/ Daryl Faulkner

Name: Daryl Faulkner
Title: President and Chief Executive Officer